Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
Axos Financial, Inc.
Las Vegas, Nevada

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our reports dated August 29, 2023, relating to the consolidated financial statements and the effectiveness of Axos Financial, Inc.’s (the “Company”) internal control over financial reporting, which appear in the Company’s Annual Report on Form 10-K for the year ended June 30, 2023.

/s/ BDO USA, P.C.
March 7, 2024